UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)	02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on March 4, 2010, the Compensation Committee of the Company’s Board of Directors approved payment of bonuses earned in 2009 and set 2010 base salaries for the Company’s Chief Executive Officer, Martin F. Roper, and its Chairman, C. James Koch, and other executive officers of the Company.

Bonuses for 2009 Performance

The Committee approved the following bonuses for the Chief Executive Officer, the Chairman, and the other named executive officers of the Company, based on the Committee’s assessment of their respective achievement against the 2009 performance targets and overall performance of the Company previously set by the Committee:

Name	Title	Bonus Awarded	Percent of Potential

Martin F. Roper	President and CEO	$373,380	39%
C. James Koch	Chairman	$136,500	50%
William F. Urich	Treasurer and CFO	$130,320	72%
Robert H. Hall	Vice President of Brand Development	$103,950	55%
Thomas W. Lance	Vice President of Operations	$103,680	65%
John C. Geist	Vice President of Sales	$ 73,500	49%

Salaries for 2010

The Committee approved the following base salaries for the Chief Executive Officer, the Chairman, and the other named executive officers of the Company as follows:

Name	Title	Base Salary for 2010	Percent Increase

Martin F. Roper	President and CEO	$686,750	3.0%
C. James Koch	Chairman	$375,000	37.4%
William F. Urich	Treasurer and CFO	$372,000	2.8%
Robert H. Hall	Vice President of Brand Development	$385,000	1.9%
Thomas W. Lance	Vice President of Operations	$329,000	2.8%
John C. Geist	Vice President of Sales	$315,000	5.0%

Item 7.01.	Regulation FD Disclosure.

On March 4, 2010, the Board of Directors of the Company increased the aggregate expenditure limit for the Company’s Stock Repurchase Program by $25,000,000, thereby increasing the limit from $140,000,000 to $165,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: March 9, 2010	/s/ Martin F. Roper
Martin F. Roper Chief Executive Officer (Signature)*

*Print name and title of the signing officer under his signature.

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